UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

RAINEARTH INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52758	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A No. 1 Building, ShangDu International Tower No. 8 DongDaQioa Road, Beijing, China 100020
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (852) 3005-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 17, 2013, the Registrant and Central Access S.A. Investment entered into a Business Cooperation Agreement (the “Agreement”) for a term of twenty years. The purpose of the Agreement is to jointly develop, manage and fund hotel/resort/medical resort properties in Europe and other areas of interest. The Agreement is attached as Exhibit 10 hereto and is incorporated by reference herein.

The Registrant will provide Advice, financing and assistance relating to development of marketing and provision of consultancy services, particularly as related to the Business to Central Access S.A., and take such action as may be reasonably required to raise financing for future development of the hospitality industry financial obligations.

The Registrant will retain the services of Central Access S.A. jointly with the Company in relation to the current and proposed operations of Central Access S.A. business in the European Union.  Central Access S.A. will give 60% of its revenue after deduction of direct operating costs, expenses and taxes to the Company in consideration of the Company’s services.

ITEM 9.01 EXHIBITS

Exhibit Number	Description
10	Business Cooperation Agreement dated June 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RainEarth Inc.

By: /s/ Surya Chandra

Date: June 19, 2013

Surya Chandra, President

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